EXECUTION VERSION
Exhibit 10-l-9

NINTH AMENDMENT TO THE
RECEIVABLES PURCHASE AGREEMENT
This NINTH AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of October 4, 2018 (the “Amendment Date”), is entered into by and among the following parties:

(i)	ARVINMERITOR RECEIVABLES CORPORATION, a Delaware corporation, as Seller;

(ii)	MERITOR, INC. (“Meritor”), an Indiana corporation, as Servicer; and

(iii)	PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Related Committed Purchaser, as an LC Participant, as a Purchaser Agent, as LC Bank and as Administrator.
Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.
BACKGROUND
A.The parties hereto have entered into a Receivables Purchase Agreement, dated as of June 18, 2012 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), and desire to amend the Receivables Purchase Agreement as set forth herein.
B.Concurrently herewith, the Seller, the Servicer, the Administrator and PNC Capital Markets LLC are entering into that certain Amended and Restated Fee Letter, dated as of the date hereof (the “Amended and Restated Fee Letter”)
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Amendments to the Receivables Purchase Agreement. Effective as of the Amendment Date, the Receivables Purchase Agreement is hereby amended as follows:
(a)    The following new Section 1.23 is added to the Agreement immediately following the existing Section 1.22 thereof:
Section 1.23    Successor Euro-Rate or LMIR.
(a)    If the Administrator determines (which determination shall be final and conclusive, absent manifest error) that either (i) (A) the circumstances set forth in Section 1.9 have arisen and are unlikely to be temporary, or (B) the circumstances set forth in Section 1.9 have not arisen but the applicable supervisor or administrator (if any) of the Euro-Rate or LMIR or a Governmental Authority

having jurisdiction over the Administrator has made a public statement identifying the specific date after which the Euro-Rate or LMIR shall no longer be used for determining interest rates for loans (either such identified specific date or such date of determination by Administrator that the circumstances set forth in Section 1.9 have arisen and are unlikely to be temporary, a “Euro-Rate Termination Date”), or (ii) a rate other than the Euro-Rate or LMIR, as applicable, has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Administrator may (with the consent of the Seller, such consent not to be unreasonably withheld, conditioned or delayed) choose a replacement index for the Euro-Rate or LMIR, as applicable, and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in Discount based on the replacement index will be substantially equivalent to the all-in Discount based on the Euro-Rate or LMIR, as applicable, in effect prior to its replacement.
(b)    The Administrator and the Seller shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the determination of the Administrator (with the consent of the Seller, not to be unreasonably withheld, conditioned or delayed), for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents (including, without limitation, Section 5.1), such amendment shall become effective without any further action or consent of any other party to this Agreement (other than Seller) at 5:00 p.m. New York City time on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Purchaser Agents, unless the Administrator receives, on or before such tenth (10th) Business Day, a written notice from the Majority Purchaser Agents stating that such Majority Purchasers Agents object to such amendment.
(c)    Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a rate based on Euro-Rate or LMIR, as applicable, to a replacement index-based rate, and (ii) may also reflect adjustments to account for (A) the effects of the transition from Euro-Rate or LMIR, as applicable, to the replacement index and (B) yield- or risk-based differences between Euro-Rate or LMIR, as applicable, and the replacement index.
(d)    Until an amendment reflecting a new replacement index in accordance with this Section 1.23 is effective, any Portion of Capital for which Discount is determined by reference to the Euro-Rate or LMIR will continue to accrue Discount with reference to the Euro-Rate or LMIR, as applicable, provided however, that if the Administrator determines (which determination shall be final and conclusive, absent manifest error) that a Euro-Rate Termination Date has occurred, then following the Euro-Rate Termination Date, all Portions of Capital for which Discount would otherwise be determined with reference to the Euro-Rate or LMIR, as applicable, shall automatically begin accruing Discount with reference to the Base Rate until such time as an amendment reflecting a replacement index and related matters as described above is implemented.
(e)    Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.
(b)    The definition of “Purchase Limit” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by deleting the amount “$100,000,000” where it appears therein and substituting “$110,000,000” therefor.
(c)    The definition of “Scheduled Commitment Termination Date” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by deleting the date “December 7, 2020” where it appears therein and substituting the date “December 7, 2021” therefor.
(d)    Section (1)(r) set forth in Exhibit IV to the Receivables Purchase Agreement is hereby amended by adding the following sentence at the end thereof:
The Seller will provide to the Administrator and each Purchaser such information and documentation as may reasonably be requested by the Administrator and each Purchaser from time to time for purposes of compliance by the Administrator and each Purchaser with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrator and each Purchaser to comply therewith.
(e)    Section (2)(o) set forth in Exhibit IV to the Receivables Purchase Agreement is hereby amended by adding the following sentence at the end thereof:
The Servicer will provide to the Administrator and each Purchaser such information and documentation as may reasonably be requested by the Administrator and each Purchaser from time to time for purposes of compliance by the Administrator and each Purchaser with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrator and each Purchaser to comply therewith.
(f)    Schedule IV to the Receivables Purchase Agreement is hereby replaced in its entirety with Schedule IV attached hereto.

SECTION 2.    Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to the Administrator, each Purchaser and each Purchaser Agent, as follows:
(a)    Representations and Warranties. As of the date hereof and immediately after giving effect to this Amendment, the representations and warranties made by such Person in the Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)    Enforceability. This Amendment and each other Transaction Document to which it is a party, as amended hereby, constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(c)    No Termination Event. No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Purchase and Sale Termination Event, an Unmatured Purchase and Sale Termination Event, a Termination Event or an Unmatured Termination Event.
SECTION 3.    Effect of Amendment. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.
SECTION 4.    Effectiveness. This Amendment shall become effective as of the Amendment Date upon the satisfaction of the following conditions precedent:
(a)    Execution of Amendment. The Administrator shall have received counterparts hereto duly executed by each of the parties hereto.
(b)    Execution of Amended and Restated Fee Letter. The Administrator shall have received counterparts of the Amended and Restated Fee Letter duly executed by each of the parties thereto.
(c)    Receipt of Fees. The Administrator shall have received confirmation that the “Amendment Fee” under and as defined in the Amended and Restated Fee Letter has been paid in full in accordance with the terms of the Amended and Restated Fee Letter.

(d)    Opinion. The Administrator shall have received a favorable opinion, addressed to the Administrator, each Purchaser Agent and each Purchaser, in form and substance reasonably satisfactory to the Administrator, from counsel for the Seller and the Servicer covering such matters as the Administrator may reasonably request, including, without limitation, certain due authorization, no conflicts and New York enforceability matters.
(e)    The Administrator shall have received such officers’ certificates, board resolutions and other documents as it may reasonably request.
SECTION 5.    Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.
SECTION 6.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 7.    GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5‑1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 8.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
ARVINMERITOR RECEIVABLES CORPORATION,
as Seller

By: /s/ Mike Lei
Name:     Mike Lei
Title:    President and Treasurer

MERITOR, INC.,
as Initial Servicer

By: /s/ Mike Lei
Name:     Mike Lei
Title:     Treasurer

PNC BANK, NATIONAL ASSOCIATION,
as a Related Committed Purchaser,
as an LC Participant, as a Purchaser Agent,
as LC Bank and as Administrator

By: /s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

SCHEDULE IV
PURCHASER GROUPS AND MAXIMUM COMMITMENTS

Purchaser Group of PNC Bank, National Association
Party	Capacity	Maximum Commitment
PNC Bank, National Association	Related Committed Purchaser	$110,000,000
PNC Bank, National Association	LC Participant	$110,000,000
PNC Bank, National Association	LC Bank	N/A
PNC Bank, National Association	Purchaser Agent	N/A

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